Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. ss.1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of American Bancorp of New Jersey, Inc. (the "Company") on Form 10-Q for the period ending December 31, 2006 (the "Report") as filed with the Securities and Exchange Commission on the date hereof, we Joseph Kliminski, Chief Executive Officer, and Eric Heyer, Senior Vice President and Chief Financial Officer, certify pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13 (a) of the Securities Exchange Act of 1934; and
2.	The information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods presented in the financial statements included in such report.

Dated:	August 9, 2007	/s/ Joseph Kliminski Joseph Kliminski Chief Executive Officer
Dated:	August 9, 2007	/s/ Eric B. Heyer Eric B. Heyer Senior Vice President and Chief Financial Officer